UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2020

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2020, Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp. (the “Company”), and Targa Receivables LLC, a bankruptcy-remote special purpose entity that is an indirect wholly-owned subsidiary of the Partnership (the “SPV”), entered into a Ninth Amendment to the Receivables Purchase Agreement (the “Purchase Agreement Amendment”) among the SPV, as seller, the Partnership, as servicer, the conduit purchasers, the committed purchasers, the purchaser agents and the LC participants party thereto and PNC Bank, National Association, as administrator and LC Bank, which amends the $400 million accounts receivable securitization facility (the “Facility”) by, among other things, (i) reducing the Facility size to $250 million, (ii) extending the Facility Termination Date (as defined in the Purchase Agreement Amendment) of the Facility to April 21, 2021 and (iii) providing for the determination of an alternate interest rate to the LIBOR Market Index Rate (as defined in the Facility) in the event of certain public statements or publications to the effect that the administrator of the LIBOR Market Index Rate has ceased or will cease to provide the LIBOR Market Index Rate or that the LIBOR Market Index Rate is no longer a representative interest rate benchmark for U.S dollar-denominated credit facilities executed at such time. As of April 22, 2020, after giving effect to the Purchase Agreement Amendment, there were $250 million of trade receivable purchases outstanding under the Facility. A copy of the Purchase Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description of the Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement Amendment, which is incorporated by reference herein.

The committed purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Company, the Partnership and certain of their affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Company, the Partnership or their affiliates have entered into commodity swap transactions with certain of the committed purchasers or their respective affiliates with terms the Company and the Partnership believe to be customary in connection with such transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Ninth Amendment to Receivables Purchase Agreement, dated April 22, 2020, by and among Targa Receivables LLC, as seller, the Partnership, as servicer, the various conduit purchasers, committed purchasers, purchaser agents and LC participants party thereto and PNC Bank, National Association, as administrator and LC Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: April 24, 2020	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

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